EXHIBIT 10.4

EXTENSION AGREEMENT OF PROMISSORY NOTE DATED NOVEMBER 7, 2011

For good and valuable consideration, Dean Lynch (holder) and American Retail Alliance, Corp. (ARA), formerly Phillips Sales and Marketing, Inc., (maker), do hereby agree that the Promissory Note dated November 7, 2011 in the original principle sum of $100,000, shall be extended and modified in the respects shown below.  A true copy of the original promissory note is attached.

1.	The unpaid principle balance of this promissory note as of this date is $100,000.

2.	The interest rate shall remain at 8% per annum due and payable at the term end of Note.

3.	There shall be no monthly payments of principle or interest.

4.	The entire principle balance of $100,000 and all accrued interest shall be payable in full on November 7, 2013, without prior notice, demand or presentment to the maker.

5.	ARA agrees to transfer to holder Two Hundred Thousand (200,000) shares of ARA's restricted common stock.

In all other respects not specifically mentioned herein, the said promissory note shall remain unchanged and shall be fully enforceable in accordance with its terms.

This agreement is entered into as of the 14th day of December, 2012.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

American Retail Alliance, Corp.:

Signature:

Print Name: Brett Phillips, President

Phone# (727) 581-1500

Dean Lynch:

Signature:

Print Name:

Phone#